Exhibit 1.1

Confidential

APTEVO THERAPEUTICS INC.

EQUITY DISTRIBUTION AGREEMENT

November 9, 2017

PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

As further set forth in this equity distribution agreement (this “Agreement”), Aptevo Therapeutics Inc., a company organized under the laws of Delaware (the “Company”), proposes to issue and sell from time to time through Piper Jaffray & Co., as sales agent (the “Agent”), the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms set forth herein.  The shares of Common Stock to be sold pursuant to this Agreement are herein called the “Shares.”  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in Section 2 hereof on the number of Shares issued and sold hereunder shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection therewith.

The Company hereby confirms its agreement with the Agent with respect to the sale of the Shares.

1.Representations and Warranties of the Company.

(a)The Company represents and warrants to, and agrees with, the Agent that as of the date hereof, each Representation Date, each date on which a Placement Notice (as defined in Section 2(a)(i) hereof) is given and each date on which Shares are sold hereunder as follows:

(i)Registration Statement and Prospectus.  The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock and the Shares, to be issued from time to time by the Company, and which incorporates or will incorporate by reference therein documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has furnished or will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as it may be supplemented by a prospectus supplement, relating to the Shares.  Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all

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documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, and including any registration statement filed to register Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b)Registration Statement”), is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated by reference therein, included in the Registration Statement, as it may be supplemented by a prospectus supplement, in the form in which such prospectus and/or prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares, if any, that (i) is required to be filed by the Company with the Commission or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act, is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the date hereof of any document with the Commission deemed to be incorporated by reference therein.  All references herein to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

(ii)Continuing Effectiveness of Registration Statement.  The Registration Statement and any Rule 462(b) Registration Statement have been or will be declared effective by the Commission under the Securities Act.  The Company has complied or will comply, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted, are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  The Company meets the requirements for use of Form S-3 under the Securities Act.  The sale of the Shares hereunder meets the requirements of General Instruction I.B.1 or I.B.6 of Form S-3 under the Securities Act.

(iii) No Material Misstatements or Omissions.   The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment or supplement thereto, at the time it became effective, at its date and at each Settlement Date (as defined in Section 2(a)(vii) hereof), complied in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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The Prospectus, as amended or supplemented, as of its date, did not and, as of each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein.  There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(iv)Eligible Issuer.  The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares.

(v)Emerging Growth Company.  The Company is an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

(vi)Financial Statements.  The financial statements (including the related notes and supporting schedules) to be included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act (“Regulation S-X”) and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the rules and guidelines of the Commission applicable thereto.

(vii) No Off-Balance Sheet Transactions. There are no transactions, arrangements or other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), and are required to be described in the Prospectus, which have not been described as required.

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(viii)Auditor Independence.  Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and whose report appears in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Public Accounting Oversight Board.

(ix)No Material Adverse Effect.  The Company and each of its subsidiaries (as defined in Rule 405 under the Securities Act) has been duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, except where the failure to be so duly organized, duly organized, validly existing and in good standing would not reasonably be expected to have  Material Adverse Effect (as defined below).  The Company and each of its subsidiaries are, and will be, duly licensed or qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, except for subsidiaries that in the aggregate would not constitute a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(x)Capitalization.  The Company has an authorized and outstanding capitalization as set forth in each of the Registration Statement and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans, under the exercise of outstanding options or as otherwise described in the Registration Statement and the Prospectus).  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.  All of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xi)Due Authorization, Valid Issuance and Non-Assessiblity of Shares.  The Shares have been duly authorized and, upon payment and delivery in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of preemptive rights, resale rights, rights of first refusal and similar rights.

(xii)Authority to Enter into this Agreement.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(xiii)Non-Contravention.  The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations, liens, charges, encumbrances or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiv)No Consent or Approval Required.  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby or the application of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, applicable state or foreign securities laws, and/or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the sale of the Shares by the Agent and (iii) the inclusion of the Shares on the NASDAQ Global Market (the “Exchange”).

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(xv)Internal Accounting Controls.  The Company and each of its subsidiaries maintain internal accounting controls designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the rules and guidelines of the Commission applicable thereto (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law).  Except as disclosed in the Registration Statement or the Prospectus, as of the date of the most recent balance sheet of the Company and its consolidated subsidiaries audited by Ernst & Young LLP, there were no material weaknesses in the Company’s internal controls.

(xvi)Disclosure Controls.  The Company and each of its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xvii)Critical Accounting Policies.  The section entitled “Critical Accounting Policies and Significant Judgements and Estimates” incorporated by reference in the Registration Statement and the Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) the judgments and uncertainties affecting the application of such accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and an explanation thereof.

(xviii)Sarbanes-Oxley Compliance.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the

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Sarbanes-Oxley Act that are applicable to the Company or its directors or officers in their capacities as such.

(xix)Exceptions.  Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus and, except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to employee benefit plans, qualified stock option plans or other equity compensation plans or arrangements existing on the date hereof and disclosed in the Registration Statement and the Prospectus), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any dividend on its share capital; and since such date, except as disclosed in the Registration Statement and the Prospectus, there has not been any change in the share capital, long-term debt, net current assets or short-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole.

(xx)Valid Title.  The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that are material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except for such liens, encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.  All assets held under lease by the Company and its subsidiaries that are material to the business of the Company are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(xxi)Absence of Enforcement Actions.  The Company and, to the knowledge of the Company, its directors, officers, employees and agents (while acting in such capacity) are and, at all times prior to the date hereof, have been in compliance with all health care laws and regulations applicable to the Company or any of its product candidates or activities, including development and testing of pharmaceutical products, kickbacks, recordkeeping, documentation requirements, the hiring of employees (to the extent governed by Health Care Laws), quality, safety, privacy, security, licensure, accreditation or any other aspect of developing and testing health care or pharmaceutical products (collectively, “Health Care Laws”), except where such noncompliance would not, individually or in the aggregate, have  Material Adverse Effect.  The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing,

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enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration, the Centers for Medicare & Medicaid Services and the U.S. Department of Health and Human Services Office of Inspector General, of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws.  To the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company under any Health Care Laws, except as would not individually or in the aggregate have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has engaged in activities that are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid or any other state or federal health care program.  Except as described in the Registration Statement and the Prospectus, as applicable, (i) there have been no recalls, field notifications, field corrections, market withdrawals or replacements, safety alerts or other notices of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”), (ii) any Safety Notices have been resolved or closed and (iii) to the knowledge of the Company, there are no material complaints with respect to the Company products that are currently unresolved.

(xxii)Intellectual Property.  To the knowledge of the Company, the Company and its subsidiaries own or possess the valid right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (collectively, “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted and as proposed to be conducted and described in the Prospectus.  The Company and its subsidiaries have not received written notice of any challenge, which is still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any material infringement, material misappropriation or other material violation of any valid and enforceable Intellectual Property Rights of any other person.  All licenses for the use of the Intellectual Property Rights described in the Prospectus are valid, binding upon and enforceable by or against the parties thereto in accordance with their terms.  The Company has complied in all material respects with, and is not in breach and has not received any asserted or threatened claim of material breach under, all material Intellectual Property licenses, and the Company has no knowledge of any material breach by any other person to any Intellectual Property license to which the Company is a party.  No claim has been made, and is currently pending, against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property

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right or franchise right of any person, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated hereby will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

(xxiii)Permits.  The Company and its subsidiaries possess all material certificates, authorizations, clearances, approvals, registrations, exemptions, licenses or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described the Prospectus (“Permits”), and all such Permits are valid, current and in full force and effect, except where the failure to so possess or be valid, current and in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.  The Company has not received any written notice denying, revoking or modifying any “approved enterprise,” “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations.

(xxiv)Compliance with Applicable Laws and Regulations.  Except as described in the Registration Statement and the Prospectus, as applicable, the Company and its subsidiaries: (i) are and at all times have been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Issuer, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the federal Physician Payment Sunshine Act (42 U.S.C. Section 1320a-7h), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), all criminal laws relating to health care fraud and abuse, including, but not limited to, 18 U.S.C. §§ 286 and 287, the criminal health care fraud provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§ 1035 and 1347) (“HIPAA”), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), HIPAA as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation

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Act of 2010, the regulations promulgated pursuant to such laws, any successor government programs and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices, collection and reporting requirements and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”); (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any Permits and supplements or amendments thereto (“Authorizations”); (iii) possess all Authorizations, and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations, nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received any written, or to the knowledge of the Company, oral, notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take any action to limit, suspend, materially modify or revoke any Authorizations, nor is any such limitation, suspension, modification or revocation threatened; and (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission).  Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligation pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement with or imposed by any governmental or regulatory authority.  Neither the Company, any of its subsidiaries nor any of its or their respective officers, directors, employees or, to the knowledge of the Company, agents, has been excluded, suspended or debarred from or otherwise ineligible for participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding or other similar action that could reasonably be expected to result in debarment, suspension, ineligibility or exclusion.

(xxv)Clinical Trials.  The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, were and, if still pending, are being conducted

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in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312, and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement and the Prospectus of the results of such studies and trials are accurate and complete and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus; the Company and its subsidiaries have each operated and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities; and neither the Company nor any of its subsidiaries has received any written notice, correspondence or other communication from the Regulatory Authorities or any governmental authority which could lead to the termination or suspension of any clinical or pre-clinical trials that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, and there are no reasonable grounds for same.

(xxvi)Absence of Settlement Agreements or Undertakings.  Except as disclosed in the Registration Statement and the Prospectus, the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority.

(xxvii)Absence of Legal or Governmental Proceedings.  Except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company, would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or others.

(xxviii) Material Contracts.  There are no contracts or other documents required to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described and/or filed as required.  The statements made in the Registration Statement and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and/or filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

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(xxix)Insurance.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries maintain insurance from nationally recognized, in the applicable country, insurers in such amounts and covering such risks as is commercially reasonable in accordance with customary practices for companies engaged in similar businesses and similar industries for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All insurance policies of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent thereof that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxx)Related Party Disclosure.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement or the Prospectus that is not so described.

(xxxi)No Labor Dispute.  No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(xxxii)  No Default.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party, by which it is bound or to which any of its properties or assets is subject (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii)  Environmental Laws.  Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its subsidiaries (i) are, and at all

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times since August 1, 2016 were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(xxxiv)  Taxes.  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxv)  ERISA Compliance.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations, including, without limitation, ERISA and the Code; (ii) no “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan

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excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a material loss to the Company, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan that is required to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan, including a “multiemployer plan” (within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, to the knowledge of the Company, whether by action or by failure to act, which would cause the loss of such qualification.

(xxxvi)  Accuracy of Statistical and Market Data.  The statistical and market-related data included in the Registration Statement and the Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(xxxvii)  Not an Investment Company.  Neither the Company nor any of its subsidiaries is and, as of the applicable Settlement Date and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” (within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(xxxviii)  Accuracy of Certain Summaries and Statements.  The statements set forth or incorporated by reference, as applicable, in each of the Registration Statement and the Prospectus under the captions “Description of Capital Stock,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 under the captions “Legal Proceedings” and “Certain Relationships and Related Transactions, and Director Independence,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xxxix)  Registration Rights.  Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person.   There are no contracts,

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agreements or understandings to require the Company to include any such securities in the Shares proposed to be offered pursuant to this Agreement, except for such contracts, agreements or understandings that have been validly waived in writing prior to the date hereof.

(xl)No Other Brokers.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xli)No Integration.  The Company has not sold or issued any securities that would be integrated with the offering of the Shares pursuant to the Securities Act or the interpretations thereof by the Commission.

(xlii)Absence of Stabilization or Manipulation.  The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xliii)Exchange Act Registration and Listing of the Common Stock.  The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed on the Exchange; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(xliv)Offering Material.  The Company has not distributed and, prior to any Settlement Date, will not distribute any offering material in connection with any Placement (as defined in Section 2(a)(i) hereof), other than any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus to which the Agent has consented.

(xlv)Compliance with Labor Laws.  Neither the Company nor any of its subsidiaries is in violation of or has received written notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(xlvi)No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct

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or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the Organization for Economic Co-operation and Development Convention on Bribery of Foreign Public Officials in International Business Transactions, and the rules and regulations thereunder, and any other similar foreign or domestic law or regulation or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The Company has instituted and maintains policies and procedures designed to ensure continued compliance with the laws and regulations referenced in clause (iii) of this paragraph.

(xlvii) Anti-Money Laundering Compliance.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlviii)OFAC Compliance.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlix)Not a Passive Foreign Investment Company.  Subject to the qualifications and assumptions set forth in the Registration Statement, the Company is not, and upon the sale of the Shares contemplated by this Agreement does not expect to become, a “passive foreign investment company” (as defined in Section 1297 of the Code).

(l)No Taxes or Fees Due Upon Issuance.  No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable on or in connection with the issuance and sale of the Shares by the Company or the execution and delivery of this Agreement.

(li)No Immunity.  Neither the Company nor any of its subsidiaries, nor any of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment to prior judgment, attachment in aid of execution or otherwise) under the laws of any jurisdiction in which it is organized, headquartered or doing business.

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(lii)No Legal, Accounting or Tax Advice.  The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(liii)Certificate as Representation and Warranty.  Any certificate signed by any officer of the Company and delivered to the Agent or the Agent's counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

2.Purchase, Sale and Delivery of Shares.

(a)At-the-Market Sales.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell for and on behalf of the Company, the Shares on the following terms and conditions; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, the performance by the Company of its covenants and obligations hereunder and the continuing satisfaction of the conditions specified in Section 4 hereof.  The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares and (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 2.

(i)Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of shares of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2 hereto, as such schedule may be amended from time to time.  The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 2(a)(iii) hereof, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 2(a)(iii) hereof, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (v) this Agreement has been terminated under the provisions of Section 7 hereof.  The amount of any Sales Commission (as defined below) or other compensation to be paid by the Company to the

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Agent in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Section 2(a)(v) hereof.  It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of the Placement Notice, the terms of the Placement Notice will control.  For the purposes hereof, “Trading Day” means any day on which the Common Stock is purchased and sold on the Exchange, or such other principal market on which the Common Stock is subsequently listed or quoted.

(ii)The Shares are to be sold by the Agent on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any Trading Day.  The gross sales price of the Shares sold under this Section 2(a) shall be the market price for the Common Stock sold by the Agent under this Section 2(a) at the time of such sale.

(iii)Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by email) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction.  Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Agent in writing.  In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend the offering of the Shares, whereupon the Agent shall so suspend the offering of Shares until further notice is provided to the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.  Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Shares will take place, (ii) the Company shall not request the sale of any Shares and (iii) the Agent shall not be obligated to sell or offer to sell any Shares.

(iv)Subject to the terms of the Placement Notice, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act), including sales made directly on or through the Exchange.  Subject to the terms of any Placement Notice, the Agent may also sell Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the prior written consent of the Company.

(v)The compensation to the Agent for the sale of the Shares, as an agent of the Company, shall be 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(a), payable in cash (the “Sales Commission”); provided that the combined Sales Commission and reimbursement of the Agent for the out-of-pocket reasonable fees and

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disbursements of Agent’s counsel pursuant to Section 3(g) hereof shall not exceed 8.0% of the gross sales price of such Shares.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, and any reimbursement of expenses that the Agent may be entitled to pursuant to Section 3(g) hereof, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2 hereto), no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold and the Net Proceeds payable to the Company.

(vii)All Shares sold pursuant to this Section 2(a) will be delivered by the Company to the Agent for the account of the Agent, against payment of the Net Proceeds therefor, by wire transfer of same-day funds payable to the order of the Company at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central Time on the third full business day following the date on which such Shares are sold, or at such other time and date as Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein called a “Settlement Date.”  If the Agent so elects, delivery of the Shares may be made by credit through full fast transfer to an account or accounts at The Depository Trust Company designated by the Agent.  On each Settlement Date, the Agent will deliver the Net Proceeds in same day funds to an account designated by the Company on, or prior to, such Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to timely deliver duly authorized Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 5 hereof, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Agent any Sales Commission or other compensation to which the Agent would otherwise have been entitled absent such default.

(b)Maximum Amount.  Under no circumstances shall the aggregate number or aggregate value of the Shares sold pursuant to this Agreement exceed: (i) the aggregate number and aggregate dollar amount of shares of Common Stock available for issuance under the currently effective Registration Statement, (ii) the aggregate number of authorized but unissued shares of Common Stock that are available for issuance under the Company’s certificate of incorporation or certificate of designation, as applicable, (iii) the aggregate dollar amount of shares of Common Stock permitted to be sold under the Company’s effective Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable) or (iv) the aggregate number of aggregate dollar amount of shares of Common Stock for which the Company has filed any prospectus supplement in connection with the Shares (the lesser of (i), (ii), (iii) and (iv), the “Maximum Amount”).

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(c) No Association or Partnership.  Nothing herein contained shall constitute the Agent an unincorporated association or partner with the Company.

(d)Duration.  Under no circumstances shall any Shares be sold pursuant to this Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

(e)Market Transactions by Agent.  The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act, the Exchange Act and this Agreement, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no sale for its own account shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent.  The Company consents to the Agent trading in the Common Stock for the account of any of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

3.Covenants of the Company.  The Company covenants and agrees with the Agent as follows:

(a)Amendments to Registration Statement and Prospectus.   After the date of hereof and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any similar rule), the Company agrees that it will: (i) notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to the Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus related to the Shares has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement (insofar as it relates to the transactions contemplated hereby) or Prospectus or for additional information; (ii) prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company herein); (iii) not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company herein), (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to a Placement or other transaction contemplated hereunder and (C) the only remedy that the

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Agent shall have with respect to the failure by the Company to provide the Agent with such copy or the filing of such amendment or supplement despite the Agent’s objection shall be to cease making sales hereunder); (iv) furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b)Stop Order.  The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)Continuing Amendments.  During any period in which a Prospectus relating to the Shares is required to be delivered by the Agent under the Securities Act with respect to any Placement or pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports (taking into account any extensions available under the Exchange Act) and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)Qualification of the Shares.  The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.  The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)Copies of Registration Statement and Prospectus.  The Company will furnish to the Agent and counsel for the Agent copies of the Registration Statement (which will include a complete, electronic, manually signed PDF copy of the Registration Statement and all consents and

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exhibits filed therewith), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(f)Section 11(a).  The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12‑month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(g)Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Prospectus and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other underwriting documents or closing documents and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees and fees and disbursements of Agent’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares (such fees and disbursements of counsel not to exceed $15,000), (vi) listing fees, if any, (vii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares, and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  In addition to (v) above, the Company shall reimburse the Agent for the out of pocket reasonable fees and disbursements of the Agent’s counsel actually incurred in an amount not to exceed $50,000.

(h)Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares in the manner disclosed in the Prospectus.

(i)Restrictions on Future Sales.   The Company will not offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of its affiliates, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock or such securities, options or rights, without giving the Agent at least two business days’ prior written notice (or such shorter period mutually agreed to by the Company and the Agent with respect to a particular proposed transaction) specifying the date and nature of the proposed transaction; provided that no such notice shall be required for (i) the registration of the Shares and the sales through the Agent pursuant to this Agreement, (ii) sales through any dividend reinvestment or stock purchase plan of the Company, (iii) shares of restricted stock, restricted stock units and

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options granted pursuant to employee benefit plans and the Common Stock issuable upon the exercise of such outstanding options or the vesting of such restricted stock units and (iv) the issuance of shares pursuant to the exercise of warrants.

(j)No Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which constitutes: (i) the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Shares and (ii) a violation of Regulation M.  The Company shall notify the Agent of any violation of Regulation M by the Company or any of its subsidiaries or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.  The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act.  The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(k)No Other Broker.  Except as contemplated by this Agreement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

(l)Timely Securities Act and Exchange Act Reports.  During any prospectus delivery period, the Company will use its commercially reasonable efforts to file on a timely basis with the Commission such periodic and special reports as required by the Securities Act and the Exchange Act.

(m)Internal Controls.  The Company and its subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(n)Permitted Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed

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with the Commission.  Any such free writing prospectus consented to by the Company and the Agent is herein called a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(o) Representation Date and Opinions of Counsel.  On or prior to the date of the first Placement Notice and thereafter during the term of this Agreement, each time the Company (i) files an amendment to the Registration Statement or the Prospectus (other than relating solely to the offering of securities other than the Shares), (ii) files an annual report on Form 10-K under the Exchange Act or a quarterly report on Form 10-Q under the Exchange Act or (iii) files a report on Form 8-K under the Exchange Act containing amended financial statements, other than an earnings release (each, a “Representation Date”), to which a waiver described in Section 3(r) hereof does not apply, the Company shall cause:

(i)Cooley LLP, counsel for the Company, to furnish to the Agent the opinion and negative assurance letter of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided however, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date; provided further, that, in lieu of such negative assurance letter for each subsequent Representation Date, Cooley LLP may furnish to the Agent a letter to the effect that the Agent may rely on a prior negative assurance letter delivered under this Section 3(o)(i) to the same extent as if it were dated the date of such letter (except that the statements in such prior negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); and

(ii)the Company’s Assistant General Counsel – Intellectual Property, Legal Department to furnish to the Agent the opinion of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided, however, the opinion of counsel shall only be required for the first Settlement Date.

(p)Representation Date and Comfort Letter.  On or prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver described in Section 3(r) hereof does not apply, the Company shall cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agent (the “Accountants”), to deliver to the Agent a letter, dated as of such date and addressed to Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2‑01 of Regulation S‑X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter, in form and substance satisfactory to the Agent and of the same tenor as the first such letter received hereunder.

(q)Representation Date and Representation Certificate.  On or prior to the date of the First Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver described in Section 3(r) hereof does not apply, the Company shall furnish to the Agent a certificate (the “Representation Certificate”), substantially in

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the form of Schedule 3 hereto, dated as of such date and addressed to the Agent and signed by the chief executive officer and by the chief financial officer of the Company.

(r)Waiver of Opinions, Comfort Letters and Representation Certificates.  Notwithstanding Sections 3(o), 3(p) and 3(q) hereof, the requirements to provide opinions of counsel opinion, a comfort letter and a Representation Certificate under such sections shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice to the Agent.  Notwithstanding the foregoing, if the Company issues a Placement Notice following a Representation Date when the Company relied on such waiver and did not provide the Agent with opinions of counsel, a comfort letter and a Representation Certificate under such sections, then before the Agent sells any Shares pursuant to Section 2(a) hereof, the Company shall cause the opinions of counsel, the comfort letter and the Representation Certificate that would have been delivered on such Representation Date to be delivered in connection with such Placement Notice.

(s)Disclosure of Shares Sold.  The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Agent hereunder, the net proceeds to the Company and the compensation paid by the Company with respect to such sales during the relevant quarter.

(t)Continued Listing of Shares.  The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on the Exchange.

(u)Notice of Changes.  At any time during the term of this Agreement, as supplemented from time to time, the Company shall advise the Agent immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to this Section 3.

(v)Maximum Amount.  The Company will not instruct the Agent to sell or otherwise attempt to sell Shares in excess of the Maximum Amount.

4.Conditions of Agent’s Obligations.  The obligations of the Agent hereunder are subject to (i) the accuracy, as of the Effective Time, each Representation Date, each date of sale of any Shares, and each Settlement Date (in each case, as if made at such date) of and compliance with all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)Continuing Amendments; No Stop Order.  If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Prospectus shall have been issued; no proceedings for the issuance of such

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an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

(b)Absence of Certain Events.  None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(c)No Material Misstatement or Omission.  The Agent shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)No Adverse Changes.  Except as contemplated in the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock subsequent to the respective dates as of which information is given in the Prospectus; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares of Common Stock upon the exercise of outstanding options or warrants), or any material change in the short‑term or long‑term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

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(e)No Rating Downgrade.  On or after the date of sale of any Shares, (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization” (as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)Compliance with Certain Obligations.  The Company shall have performed each of its obligations under Sections 3(o), 3(p) and 3(q) hereof.

(g) Opinion of Agent Counsel.  On each Representation Date to which a waiver described in Section 3(r) hereof does not apply, there shall have been furnished to the Agent the opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Agent, dated as of such Representation Date and addressed to Agent, in a form reasonably satisfactory to the Agent, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters; provided however, the opinion of Latham & Watkins LLP shall only be required prior to the first Placement Notice, and thereafter, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date.

(h)Representation Certificate.  On or prior to the first Placement Notice, the Agent shall have received the Representation Certificate in form and substance satisfactory to the Agent and its counsel.

(i)No Objection by FINRA.  FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j)Timely Filing of Prospectus and Prospectus Supplements.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k)Additional Documents and Certificates.  The Company shall have furnished to the Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.

All opinions, certificates, letters and other documents described in this Section 4 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and the Agent’s counsel.  The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

5.Indemnification and Contribution.

(a)Company Indemnification.  The Company agrees to indemnify and hold harmless the Agent, each of its affiliates, directors, officers and employees, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20

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of the Exchange Act (each, a “Company Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the 430B Information and any other information deemed to be part of the Registration Statement at the time of its effectiveness and at any subsequent time pursuant to the Securities Act or the Exchange Act), the Prospectus or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), or any Permitted Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) any inaccuracy in the representations and warranties of the Company contained herein;

(iii)any investigation or proceeding by any governmental authority, commenced or threatened (whether or not the Agent is a target of or party to such investigation or proceeding);

(iv)any failure of the Company to perform its respective obligations hereunder or under applicable law;

and will reimburse a Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case of (i) through (iv) to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in or omitted from the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Agent specifically for use in the preparation thereof.  As used herein, “Rule 430B Information” means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B under the Securities Act.

(b)Agent Indemnification.  The Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Agent Indemnified Party”) against any losses, claims, damages or liabilities to which such Agent Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make

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the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof, and will reimburse such Agent Indemnified Party for any legal or other expenses reasonably incurred by such Agent Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability or action (whether or not such Agent Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, as such expenses are incurred, it being understood and agreed that the only information furnished by the Agent for use in the Registration Statement or the Prospectus consists of the statements set forth in the sixth paragraph and the first sentence of the seventh paragraph under the caption “Plan of Distribution” in the Prospectus.

(c)Notice and Procedures.  Promptly after receipt by an indemnified party under Section 5(a) or 5(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the Agent, it is advisable for the Agent to be represented by separate counsel, the Agent shall have the right to employ a single counsel to represent the Agent, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Agent as incurred (in accordance with the provisions of the second paragraph of Section 5(a) hereof).

The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified

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party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)Contribution; Limitations on Liability; Non-Exclusive Remedy.  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under Section 5(a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 5(a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Sales Commissions received by the Agent (before deducting expenses) from the sale of the Shares.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 5(d).  Notwithstanding the provisions of this Section 5(d), the Agent shall not be required to contribute any amount in excess of the Sales Commissions received by it hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)Liabilities and Remedies Not Exclusive.  The liability of the Company under this Section 5 shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act, including each director of the Company (including each person who consented to be named in the Registration Statement and is about to become a director of the Company), and each officer of the Company who signed the Registration Statement.

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6.Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant to this Agreement, including but not limited to the agreements of the Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agent hereunder.

7.Termination of this Agreement.

(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 3(g), 5 and 6 hereof shall remain in full force and effect notwithstanding such termination.

(b)The Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 3(g), 5 and 6 hereof shall remain in full force and effect notwithstanding such termination.

(c)Unless earlier terminated pursuant to this Section 7, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agent on the terms and subject to the conditions set forth herein, except that the provisions of Sections 3(g), 5 and 6 hereof shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Section 7(a), 7(b) or 7(c) hereof or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 3(g), 5 and 6 hereof shall remain in full force and effect.

(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(a)(vii) hereof.

8.Default by the Company.  If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agent or, except as provided in Section 3(g) hereof, any non‑defaulting party.  No action taken pursuant to this Section 8 shall relieve the Company from liability, if any, in respect of such default, and the Company shall (a) hold the Agent

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harmless against any loss, claim or damage arising from or as a result of such default by the Company and (b) pay the Agent any Sales Commission to which it would otherwise be entitled absent such default.

9. Notices.  Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agent, shall be mailed, delivered or emailed to Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, MN 55402, Attention: General Counsel (email: james.m.martin@pjc.com), with a copy to Latham & Watkins LLP, 330 N. Wabash Ave., Suite 2800, Chicago, IL 60611, Attention: Christopher Lueking (email: christopher.lueking@lw.com), and, if to the Company, shall be mailed, delivered or emailed to Aptevo Therapeutics Inc., 2401 4th Ave., Suite 1050, Seattle, WA 98121, Attention: General Counsel (email: mitchells@apvo.com), with a copy to Cooley LLP, 1700 7th Ave., Suite 1900, Seattle, WA 98101, Attention: Alan Hambelton (email: ahambelton@cooley.com), or in each case to such other address as the person to be notified may have requested in writing.  Any party hereto may change such address for notices by sending to the other parties hereto written notice of a new address for such purpose.

10.Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5 hereof.  Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agent.

11.Absence of Fiduciary Relationship.  The Company, having been advised by counsel, acknowledges and agrees that: (a) the Agent has been retained solely to act as a sales agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company (including any of the Company’s affiliates, including directors, equity holders, creditors, employees or agents (collectively, the “Company Representatives”), on the one hand, and the Agent on the other, has been created or will be created in respect of any of the transactions contemplated hereby, irrespective of whether the Agent has advised or is advising the Company on other matters and irrespective of the use of the defined term “Agent”; (b) neither the Agent nor any of its affiliates, including directors, equity holders, creditors, employees or agents (collectively, the “Agent Representatives”), shall have any duty or obligation to the Company or any Company Representative except as set forth herein; (c) the price and other terms of any Placement executed pursuant to this Agreement, as well as the terms of this Agreement, are deemed acceptable to the Company and its counsel, following discussions and arms-length negotiations with the Agent; (d) the Company is capable of evaluating and understanding, and in fact has evaluated, understands and accepts the terms, risks and conditions of any Placement to be executed pursuant to this Agreement, and any other transactions contemplated hereby; (e) the Company has been advised that the Agent and the Agent Representatives are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and the Agent Representatives have no obligation to disclose any such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, or otherwise; (f) the Company has been advised that the Agent is acting, in respect of any Placement

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and the transactions contemplated hereby, solely for the benefit of the Agent, and not on behalf of the Company; and (g) the Company and the Company Representatives waive, to the fullest extent permitted by law, any claims that they may have against the Agent or any of the Agent Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any Placement or any of the transactions contemplated hereby and agree that the Agent and the Agent Representatives shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of the Company Representatives in respect of any person asserting any claim of breach of any fiduciary duty on behalf of or in right of the Company or any of the Company Representatives.  Neither the Agent nor any Agent Representative has provided any legal, accounting, tax or regulatory advice with respect to the transactions contemplated hereby, and the Company has consulted its own legal, accounting, tax and regulatory advisors to the extent it has deemed appropriate.

12.Governing Law and Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company (on its own behalf and on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13. Submission to Jurisdiction, Etc.  Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

14.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

15.Construction.  The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.  References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

APTEVO THERAPEUTICS INC.

By:/s/ Marvin L. White

Name: Marvin L. White

Title: CEO and President

[Signature Page to Equity Distribution Agreement]

Confirmed as of the date first

above mentioned.

PIPER JAFFRAY & CO.

By:/s/ Neil Riley

Name: Neil Riley

Title: Managing Director, ECM

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

No Facsimile and No Voicemail

From:	Aptevo Therapeutics Inc.
To:	Piper Jaffray & Co. Attention: Neil A. Riley Neil.A.Riley@pjc.com Connor N. Anderson Connor.N.Anderson@pjc.com Tom Wright Thomas.E.Wright@pjc.com Jay A. Hershey Jay.A.Hershey@pjc.com
Date: Subject:	[•], 20[•] Aptevo Therapeutics Inc. – Equity Distribution Agreement – Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement, dated November 9, 2017 (the “Agreement”), between Aptevo Therapeutics Inc. (the “Company”) and Piper Jaffray & Co. (the “Agent”), the Company hereby requests that the Agent sell up to [•] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $[•] per share.  Sales should begin on the date of this Placement Notice and shall continue until [•]/[all such shares are sold].

Schedule 1

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SCHEDULE 2

NOTICE PARTIES

Aptevo Therapeutics Inc.

Marvin White

whitem@apvo.com

Jeff Lamothe

lamothe@apvo.com

Shawnte Mitchell

mitchells@apvo.com

Piper Jaffray & Co.

Neil A. Riley

Neil.A.Riley@pjc.com

Connor N. Anderson

Connor.N.Anderson@pjc.com

Tom Wright

Thomas.E.Wright@pjc.com

Jay A. Hershey

Jay.A.Hershey@pjc.com

Schedule 2

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SCHEDULE 3

FORM OF REPRESENTATION CERTIFICATE

PURSUANT TO SECTION 3(Q) OF THE AGREEMENT

[Date]

Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, MN  55402

Ladies and Gentlemen:

The undersigned, the duly qualified and elected [•], of Aptevo Therapeutics Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 3(q) of the Equity Distribution Agreement, dated November [•], 2017 (the “Equity Distribution Agreement”), between the Company and Piper Jaffray & Co., that to the best of the knowledge of the undersigned:

(i)

The representations and warranties of the Company in the Equity Distribution Agreement are true and correct, in all material respects, as if made at and as of the date of this certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of this certificate;

(ii)

No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale or notice that would prevent the use of the Registration Statement, nor suspending or preventing the use of the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, is threatened by the Commission or any state or regulatory body;

(iii)

The Shares have been duly and validly authorized by the Company and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly and sufficiently taken;

(iv)

The signers of this certificate have carefully examined the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Prospectus and any Permitted Free Writing Prospectus), and:

(A)

each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein,

Schedule 3

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each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Securities Act, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Securities Act, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(B)

at no time during the period that begins on the earlier of the date of such Prospectus or Permitted Free Writing Prospectus and the date such Prospectus or Permitted Free Writing Prospectus was filed with the Commission and ends on the date of this certificate did such Prospectus or Permitted Free Writing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(C)

since the date of the Equity Distribution Agreement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Prospectus or any Permitted Free Writing Prospectus that has not been so filed;

(D)

except as stated in the Prospectus or any Permitted Free Writing Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus and any Permitted Free Writing Prospectus, there has not been any change in the capital stock (other than a change in the number of shares of outstanding Common Stock due to sales of Shares pursuant to the Equity Distribution Agreement or the issuance of shares of Common Stock upon the exercise of equity awards or warrants), or any material change in the short-term or long-term debt, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company; and

(E)

except as stated in the Prospectus and any Permitted Free Writing Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any

Schedule 3

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court or governmental agency, authority or body, or any arbitrator, which might result in a Material Adverse Effect.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

Aptevo Therapeutics Inc.
By:
Name: Title: [Chief Executive Officer]
By: Name:Title: [Chief Financial Officer]

Schedule 3

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